                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under Rule 14a-12

                            ALLOS THERAPEUTICS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         2.       Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         4.       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         5.       Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

         -----------------------------------------------------------------------

         2.       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         3.       Filing Party:

         -----------------------------------------------------------------------

         4.       Date Filed:

         -----------------------------------------------------------------------

                            ALLOS THERAPEUTICS, INC.
                        11080 CIRCLEPOINT ROAD, SUITE 200
                              WESTMINSTER, CO 80020

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 2002

TO THE STOCKHOLDERS OF ALLOS THERAPEUTICS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Allos Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 23, 2002 at 8:30 a.m. local time at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on February 22, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                   By Order of the Board of Directors

                                   /s/ Michael E. Hart

                                   Michael E. Hart
                                   Secretary


Westminster, Colorado
March 20, 2002

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            ALLOS THERAPEUTICS, INC.
                        11080 CirclePoint Road, Suite 200
                              Westminster, CO 80020

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 23, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Allos Therapeutics, Inc., a Delaware corporation ("Allos" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, April 23, 2002, at 8:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about March 20, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on February 22, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 22, 2002 the Company had outstanding and entitled to vote 23,140,197 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

         Stockholders that hold shares registered in their name may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

         The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

         Stockholders of record may go to "http://www.eproxy.com/alth" to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-435-6710 and following the recorded instructions.

         Votes submitted via the Internet or by telephone must be received by 4:00 p.m. Eastern Time on Monday, April 22, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 11080 CirclePoint Road, Suite 200, Westminster, CO 80020, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 20, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than January 24, 2003 and no later than February 23, 2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         There are five nominees for the six Board positions presently authorized in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, four directors having been elected by the stockholders, and one director, Michael E. Hart, having been elected by the Board.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         Stephen K. Carter, M.D., who currently serves as a director, is retiring from the Board upon the expiration of his current term, and will not stand for re-election. Dr. Carter has served as a member of our Board of Directors and as a drug development consultant to the Company since 1998. We recognize and appreciate all of Dr. Carter's many efforts on behalf of the Company in all of his years of service on the Board and as a consultant to the Company.

NOMINEES

         The names of the nominees and certain information about them, as of February 22, 2002, are set forth below:

                                                  PRINCIPAL OCCUPATION/
            NAME                       AGE        POSITION HELD WITH THE COMPANY
Stephen J. Hoffman, Ph.D., M.D.        47         Chairman of the Board

Michael E. Hart                        49         President, Chief Executive Officer and Secretary

Donald J. Abraham, Ph.D.               65         Professor and Chairman of the Department
                                                  of Medicinal Chemistry at Virginia
                                                  Commonwealth University

Mark G. Edwards                        44         Managing Director, Recombinant Capital, Inc.

Marvin E. Jaffe, M.D.                  65         Pharmaceutical Industry Consultant

         STEPHEN J. HOFFMAN, PH.D., M.D. has served as a member of our Board of Directors since 1994 and as our Chairman of the Board since December 2001. From July 1994 to December 2001, Dr. Hoffman served as our President and Chief Executive Officer. Prior to that, from inception to 1994, Dr. Hoffman served as a consultant to our investor group. From 1990 to 1994, he completed a fellowship in clinical oncology and a residency/fellowship in dermatology, both at the University of Colorado. Dr. Hoffman was the scientific founder of Somatogen Inc., where he held the position of Director of Corporate Research and Vice President of Science and Technology from 1987 until 1990. Dr. Hoffman received his Ph.D. in bio-organic chemistry from Northwestern University and his M.D. from the University of Colorado School of Medicine, where he is currently Clinical Assistant Professor.

         MICHAEL E. HART has served as our President, Chief Executive Officer and Secretary since December 2001 and was elected to the Board of Directors in January 2002. From 1999 to December 2001, Mr. Hart served as our Chief Financial Officer and Senior Vice President, Operations. From 1995 to 1999, Mr. Hart was Vice President and Chief Financial Officer of NeXstar Pharmaceuticals, Inc., where he also served as Chairman of the Management Committee from 1998 to 1999. From 1990 to 1995, Mr. Hart was Executive Vice President and Chief Financial Officer of Vestar, Inc. and served as Chairman, Office of the President from 1994 to 1995. From 1982 to 1990, Mr. Hart was Treasurer and Director of Finance for Avantek, Inc. and prior to that held various financial positions with high technology companies. Mr. Hart received his M.B.A from California State University, Fresno, and his undergraduate degrees in business economics and geography from the University of California, Santa Barbara.

         DONALD J. ABRAHAM, PH.D. is one of our founders and has served as a member of our Board of Directors since our inception in 1992. He has been a Professor and Chairman of the Department of Medicinal Chemistry at Virginia Commonwealth University since 1988. From 1972 to 1998, he was a Professor and Chairman of the Department of Medicinal Chemistry at the University of Pittsburgh. Dr. Abraham received his Ph.D. in organic chemistry from Purdue University. He currently is Director of the Institute for Structural Biology and Drug Discovery at the Virginia Commonwealth University.

         MARK G. EDWARDS has served as a member of our Board of Directors since 1999. Mr. Edwards is Managing Director of Recombinant Capital, Inc., a pharmaceutical and biotechnology consulting firm he founded in 1988. From 1999 to December 2000, he also served as a General Partner of International Biomedicine Management Partners A.G., a venture capital fund based in Switzerland. Mr. Edwards received his B.A. and M.B.A. from Stanford University.

         MARVIN E. JAFFE, M.D. has served as a member of our Board of Directors and as a drug development consultant to us since 1994. Since 1994, Dr. Jaffe has been a self-employed research and development consultant for the pharmaceutical industry. From 1988 to 1994, Dr. Jaffe was President of the R.W. Johnson Pharmaceutical Research Institute, a unit of Johnson & Johnson. From 1970 to 1988, Dr. Jaffe was with Merck Sharp & Dohme Research Laboratories, most recently as Senior Vice President, Medical Affairs. He is a director of several biopharmaceutical companies including Matrix Pharmaceutical, Inc., Immunomedics, Inc., Vernalis Group, plc., and Celltech Group, plc. Dr. Jaffe received his M.D. from Jefferson Medical College.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 2001, the Board of Directors held four meetings and acted by unanimous written consent one time. The Board has an Audit Committee, a Compensation Committee and Nominating Committee.

         The Audit Committee recommends to the Board the independent auditors to be retained; meets with the independent auditors at least annually to review the results of the annual audit and discuss the financial statements; reviews with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the Company's accounting and financial controls; and evaluates the independent auditors' performance. The current Audit Committee members are Drs. Carter and Jaffe and Mr. Edwards. It met two times during such fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards).

         The Compensation Committee reviews and recommends to the Board the annual salary, bonus, stock options, and other benefits of the Company's senior management; reviews new executive compensation programs; makes recommendations concerning salaries and bonus incentive compensation; awards stock options to employees and consultants under the Company's stock option plans; and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. From January 1, 2001 through February 22, 2001, the Compensation Committee was composed of two non-employee directors:
Drs. Freund and Hsu. As of February 23, 2001, the Compensation Committee was composed of two non-employee directors: Mr. Edwards and Dr. Jaffe. The Compensation Committee met four times during the fiscal year ended December 31, 2001.

         In January 2001, the Board formed a Nominating Committee to identify, evaluate and recommend to the Board candidates for the Company's Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The current Nominating Committee members are Dr. Carter and Mr. Edwards. It did not meet during the fiscal year ended December 31, 2001.

         During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (FEBRUARY 27, 2002)(1)

         The Audit Committee of the Board of Directors (the "Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The current members of the Committee are Dr. Jaffe, Dr. Carter and Mr. Edwards. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

         Dr. Marvin Jaffe
         Dr. Stephen Carter
         Mr. Mark Edwards


--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in September 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $55,000.

         ALL OTHER FEES. During fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit fees was $8,200.

         The Audit Committee has determined the rendering of the non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth certain information regarding our executive officers and key employees as of February 22, 2002:

                       NAME                       AGE                    POSITION
                       ----                       ---                    --------
     EXECUTIVE OFFICERS

     Stephen J. Hoffman, Ph.D., M.D..........     47      Chairman of the Board of Directors
     Michael E. Hart.........................     49      President, Chief Executive Officer and Secretary

     KEY EMPLOYEES

     Barbara E. Baring.......................     45      Vice President, Human Resources
     John O. Hackman.........................     48      Senior Director of Biometrics and Statistics
     Markus F. Herzig........................     56      Vice President, Regulatory Affairs
     Douglas G. Johnson, Ph.D................     45      Senior Director of Manufacturing
     Jean-Francois Liard, M.D................     58      Vice President, Clinical Development

EXECUTIVE OFFICERS

         See "Proposal 1 - Election of Directors" for the biographies of Dr. Hoffman and Mr. Hart.

KEY EMPLOYEES

         BARBARA E. BARING has served as our Vice President, Human Resources since March 2001 and served as our Senior Director, Human Resources from March 2000 to March 2001. From 1999 to 2000, Ms. Baring was Director, Human Resources and Administration at Gilead Sciences, Inc. From 1994 to 1999, Ms. Baring was Vice President, Human Resources at NeXstar Pharmaceuticals, Inc. Ms. Baring received her master's degree in organization and management from the University of Colorado, and her B.A. from Metropolitan State College in Denver, Colorado.

         JOHN O. HACKMAN has served as our Senior Director of Biometrics and Statistics since March 2001 and served as Director of Biometrics and Statistics from December 1997 to March 2001. Prior to joining us, Mr. Hackman was Associate Director of Biometrics at Pfizer Central Research where he directed the statistical analysis and reporting group from 1996 to 1997. He has held various positions during his 17 years of experience in the pharmaceutical industry, including positions with Pfizer Inc., Miles Inc., a division of Bayer Diagnostics, Rhone-Poulenc and CytRx Corporation. Mr. Hackman received his M.S. from North Carolina State University.

         MARKUS F. HERZIG has served as our Vice President, Regulatory Affairs since August 2001. Prior to joining us, Mr. Herzig was Executive Director, Regulatory Affairs and Quality Assurance of OraPharma, Inc. from January 1999 until August 2001. From January 1996 to December 1998 he held key management positions at Takeda Pharmaceuticals America, Inc., Novo Nordisk Pharmaceuticals Inc., Organon Inc. and Sandoz Pharmaceuticals, Corp. Mr. Herzig received his M.S. equivalent from Allgemeine Gewerbe Schule in Basel, Switzerland.

         DOUGLAS G. JOHNSON, PH.D. has served as our Senior Director of Manufacturing since March 2001 and served as our Director of Manufacturing from October 1997 to March 2001. Prior to joining us, Dr. Johnson was with Baxter Healthcare, a unit of Baxter International, Inc. for over eight years. At Baxter, he was most recently manager of the Global Solutions Development Group for the Renal Division. He also worked in the I.V. Systems Division for several years developing formulations of pre-mixed drugs. Prior to joining Baxter Healthcare, Dr. Johnson worked at Argonne National Laboratory for three years. Dr. Johnson received his Ph.D. in organic chemistry from the University of Minnesota. He did postdoctoral work at the University of Chicago.

         JEAN-FRANCOIS LIARD, M.D. has served as our Vice President, Clinical Development since March 2001 and served as our Senior Director, Research and Clinical from 1997 to March 2001. Prior to joining us, Dr. Liard was Director, Clinical Development at Otsuka America Pharmaceutical from 1993 to 1997. Prior to that, he was Professor of Physiology at the Medical College of Wisconsin from 1983 to 1993. Dr. Liard has also worked in several clinical and basic sciences departments, including stays at the Cleveland Clinic and at the Nephrology Clinic of Necker Hospital in Paris, France. Dr. Liard received his M.D. from the School of Medicine in Lausanne, Switzerland.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 22, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated, the address for each of the persons listed in the table is c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, CO 80020.

                                                                                     BENEFICIAL OWNERSHIP (1)
                                                                                     ------------------------
                                                                                     NUMBER OF     PERCENT OF
                                  BENEFICIAL OWNER                                     SHARES         TOTAL
    Johnson & Johnson Development Corporation....................................     2,198,387        9.5%
      One Johnson & Johnson Plaza
      New Brunswick, NJ  08933
    Scott Sacane (2).............................................................     1,993,050        8.6
    Durus Capital Management, LLC
      888 Seventh Avenue, 29th Floor
      New York, NY  10106
    Entities affiliated with Marquette Venture Partners (3)......................     1,756,714        7.6
      520 Lake Cook Road, Suite 450
      Deerfield, IL  60015
    Biomedicine L.P. (4).........................................................     1,462,707        6.3
      Nauenstrasse 41
      CH-4002 Basel, Switzerland
    Entities affiliated with INVESCO Private Capital, Inc. (5)...................     1,261,961        5.4
      1166 Avenue of the Americas, 27th Floor
      New York, NY  10036
    Credit Suisse First Boston (6)...............................................     1,210,243        5.2
      11 Madison Avenue
      New York, NY  10010
    Stephen J. Hoffman, Ph.D., M.D. (7)..........................................       944,397        4.0
    Michael E. Hart (8)..........................................................       311,968        1.3
    Donald J. Abraham, Ph.D. (9).................................................       657,200        2.8
    Marvin E. Jaffe, M.D. (10)...................................................        55,800         *
    Stephen K. Carter, M.D. (11).................................................        34,100         *
    Mark G. Edwards .............................................................            --         --
    Michael J. Gerber, M.D. (12).................................................       553,529        2.4
    All executive officers and directors as a group (7 persons) (13).............     2,556,994       10.5%

----------
*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,140,197 shares outstanding on February 22, 2002, adjusted as required by rules promulgated by the SEC.

(2) Scott Sacane, as a managing member of Durus Capital Management LLC ("Durus") (formerly known as Highline Management, LLC), and as portfolio manager of Perseus, LLC ("Perseus"), has filed a Schedule 13G pursuant to which he reports sole voting and dispositive power over 1,743,550 shares held by Durus and 249,500 shares held by Perseus as of December 31, 2001.

(3) Includes 1,756,714 shares held by Marquette Venture Partners II, L.P. The sole general partner of Marquette Venture Partners II, L.P. is Marquette General II, L.P. Marquette General II, L.P. may be deemed to be the indirect beneficial owner of the shares reported as directly beneficially owned by Marquette Venture Partners II, L.P.

(4) Includes 1,462,707 shares held by Biomedicine L.P. The sole general partner of Biomedicine L.P. is International BM Biomedicine Holdings (Cayman) Ltd., a corporation formed under Cayman law ("Biomedicine Cayman"). Biomedicine Cayman may be deemed to be the indirect beneficial owner of the shares reported as directly beneficially owned by Biomedicine L.P.

(5) Includes 1,182,789 shares held as a discretionary manager for Citiventure III Private Participations Limited, 63,462 shares held as a discretionary manager for KME Venture III, L.P., 12,567 shares held as discretionary manager for Bell Atlantic Master Trust (f/k/a GTE Service Corporation), and 3,143 shares held as discretionary manager for Baxter International, Incorporated. INVESCO Private Capital, Inc. is the investment manager with full discretionary authority for such client accounts and has full voting and dispositive power for these shares. INVESCO Private Capital, Inc. disclaims beneficial ownership of these shares.

(6) Credit Suisse First Boston, on behalf of itself and its subsidiaries, to the extent that they constitute part of the investment banking business of Credit Suisse First Boston business unit (the "CSFB business unit"), has filed a Schedule 13G pursuant to which it reports sole or shared voting and dispositive power over 1,210,243 shares owned as of December 31, 2001. The CSFB business unit is comprised of an asset management business that provides financial advisory and capital raising services in the corporate and investment banking, trading (equity, fixed income and foreign exchange), private equity investment and derivatives businesses on a worldwide basis.

(7) Includes 400 shares held as custodian for Dr. Hoffman's children and 587,127 shares of Common Stock issuable upon exercise of options.

(8) Includes 309,968 shares of Common Stock issuable upon exercise of options.

(9) Includes 124,000 shares held by Nancy W. Abraham, Trustee U/A/ 12-14-94. Ms. Abraham is the spouse of Donald Abraham. Dr. Abraham is not a trustee and disclaims beneficial ownership of these shares.

(10) Includes 18,600 shares of Common Stock issuable upon exercise of options.

(11) Includes 34,100 shares of Common Stock issuable upon exercise of options.

(12) Includes 31,200 shares held by the Gerber Family Trust and 232,479 shares of Common Stock issuable upon exercise of options.

(13) Includes 1,182,274 shares of Common Stock issuable upon exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by each of Dr. Hoffman, Dr. Gerber and Mr. Hart.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         During 2001, we did not provide cash compensation to members of our Board of Directors for serving on our Board of Directors and for attendance at committee meetings. As of January 2002, each of our non-employee directors receives $2,500 for each Board meeting the director attends in person, and $2,500 for each meeting the director attends by means of telephone conference or similar communications equipment if such meeting is greater than 90 minutes in duration. Each non-employee director who serves on a committee of the Board of Directors receives $1,000 for each meeting the director attends in person, plus $1,000 per year if the non-employee director serves as a committee chairman. Members of our Board of Directors are reimbursed for reasonable expenses incurred in connection with attending any Board of Directors meeting or any meeting of a committee of the Board of Directors.

         Each of our non-employee directors receives stock option grants under a stock option grant program for non-employee directors (the "Directors' Program") under our 2000 Stock Incentive Compensation Plan (the "Plan"). Under this program, as of January 2002, each person who becomes a non-employee director is automatically granted a nonqualified stock option to purchase 20,000 shares of Common Stock, an increase from 10,000 shares of Common Stock in 2001, on the date of his or her initial election. One-third of this option vests on each of the first, second and third anniversaries of the grant date. On the date of each annual meeting of stockholders of the Company, each non-employee director who continues to serve on the Board of Directors is granted an option to purchase 10,000 shares of Common Stock upon reelection or reappointment to the Board of Directors, which fully vests on the first anniversary of the date of grant, assuming continued service as a director during the year after the grant date. The exercise price of all options granted under the program is equal to the fair market value of the Common Stock on the grant date.

         During the last fiscal year, we granted nonqualified stock options to purchase 40,000 shares of Common Stock to non-employee directors, at an exercise price of $6.73 per share. The fair market value of our Common Stock on the date of grant was $6.73 per share, based on the closing sales price reported on the Nasdaq National Market for the date of grant. As of February 22, 2002, no options had been exercised under the Directors' Program.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid to or earned during the fiscal years ended December 31, 1999, 2000 and 2001 by our Chief Executive Officer and two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities. The executive officers listed in the table below are referred to herein as the Named Executive Officers.

                                                                                         LONG-TERM
                                                    ANNUAL COMPENSATION                COMPENSATION
                                           -----------------------------------------      AWARDS
                                                                          OTHER         SECURITIES      ALL OTHER
                                                                          ANNUAL        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR  SALARY ($)    BONUS ($)   COMPENSATION($)    OPTIONS(#)         ($)
---------------------------          ----  ----------    ---------   ---------------    -----------    ------------
Stephen J. Hoffman, Ph.D., M.D.(1).. 2001    275,000       32,681         3,471             50,000         8,590(3)
  Chairman of the Board              2000    225,000       68,750        88,357(2)         328,971         8,648(3)
                                     1999    225,000       37,500            --                 --         8,400(3)

Michael E. Hart (4)................. 2001    239,979       27,191         1,068            138,000         5,676(5)
  President, Chief Executive         2000    218,400       62,500           915             62,000         5,676(5)
  Officer and Secretary              1999     20,192           --            --            240,250            --

Michael J. Gerber, M.D.(6).......... 2001    197,524       30,814         1,339             38,000       286,722(8)
  Senior Vice President, Clinical    2000    247,520       65,000        35,823(7)          77,500         7,202(8)
  Development and Regulatory         1999    238,000       35,000            --            308,003         7,200(8)
  Affairs

----------

(1) Dr. Hoffman was promoted from President and Chief Executive Officer to Chairman of the Board of Directors in December 2001. Dr. Hoffman's annual salary was increased to $300,000 in December 2001.

(2)      Includes $84,789 of loans forgiven in 2000.

(3) Includes an annual 401(k) matching contribution by us of $2,000 each year and short-term disability/life insurance premiums paid by us of $6,590, $6,648 and $6,400, for 2001, 2000 and 1999, respectively.

(4) Mr. Hart joined us in November 1999 as Chief Financial Officer, and was promoted to President, Chief Executive Officer and Secretary in December 2001. Mr. Hart's annual salary was increased to $300,000 in December 2001, effective retroactively to October 2001.

(5) Includes an annual 401(k) Plan matching contribution by us of $2,000 each year and short-term disability/life insurance premiums paid by us of $3,676 in 2001 and 2000.

(6)      Dr. Gerber's employment with us terminated on September 24, 2001.

(7)      Includes $34,445 of loans forgiven in 2000.

(8) Includes $59,257 of severance pay in 2001 pursuant to the Employment Separation and General Release Agreement (see "Employment, Severance and Change of Control Agreements" below), $218,360 of income in connection with a disqualifying disposition of stock options exercised during 2001, an annual 401(k) matching contribution by us of $2,000 each year and short-term disability/life insurance premiums paid by us of $7,105, $5,202 and $5,200, for 2001, 2000 and 1999, respectively.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the individual grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2001.

                                                    INDIVIDUAL GRANTS
                                    ----------------------------------------------------     POTENTIAL REALIZABLE
                                                     PERCENT OF                             VALUE AT ASSUMED ANNUAL
                                      NUMBER OF     TOTAL OPTIONS                            RATES OF STOCK PRICE
                                      SECURITIES     GRANTED TO                                 APPRECIATION FOR
                                      UNDERLYING      EMPLOYEES     EXERCISE                    OPTION TERM(3)
                                       OPTIONS        IN FISCAL      PRICE    EXPIRATION    -----------------------
NAME                                GRANTED(#)(1)    YEAR (%)(2)     ($/SH)      DATE         5%($)         10%($)
----                                -------------   ------------   -------   ----------     ---------      --------
Stephen J. Hoffman, Ph.D., M.D...      37,500             4.4        $6.38    03/01/2011    $ 150,463      $381,303
                                       12,500             1.5         4.50    07/17/2011       35,375        89,648

Michael E. Hart..................      28,500             3.3         6.38    03/01/2011      114,352       289,790
                                        9,500             1.1         4.50    07/17/2011       26,885        68,132
                                      100,000            11.6         5.74    11/30/2011      360,986       914,808

Michael J. Gerber, M.D.(4).......      28,500             3.3         6.38    03/01/2011      114,352       289,790
                                        9,500             1.1         4.50    07/17/2011       26,886        68,132

----------
(1) Twenty-five percent (25%) of the options vest on the first anniversary of the grant date, and the remaining seventy-five percent (75%) of the options vest in equal monthly installments thereafter.

(2) Based on options to purchase an aggregate of 860,379 shares of Common Stock granted to employees in 2001.

(3) The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our future stock price performance. In addition, the potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(4) Although Dr. Gerber's employment with us terminated on September 24, 2001, these options will continue to vest during the term of our consulting agreement with Dr. Gerber. See "Certain Transactions" for more information on the consulting agreement.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR END OPTION VALUES

         The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock as of December 31, 2001.


                                                                                NUMBER OF
                                      SHARES                               SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                      ACQUIRED                            UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                      ON              VALUE                 FISCAL YEAR END(#)             FISCAL YEAR END($)(2)
                                      EXERCISE        REALIZED        -----------------------------   -----------------------------
             NAME                     (#)             $(1)             EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
-----------------------------------   -------------   -------------   -------------   -------------   -------------   -------------
Stephen J. Hoffman, Ph.D., M.D. ...              --   $          --         576,971          50,000   $   3,079,109   $      51,500
Michael E. Hart ...................              --              --         302,250         138,000       1,813,035         159,140
Michael J. Gerber, M.D. ...........          80,000         403,200         224,761          38,000       1,289,825          39,140
                                             40,000         219,600
                                             40,742         219,599


----------
(1) Calculated on the basis of the closing sale price per share of our Common Stock on the date of exercise on the Nasdaq National Market, minus the exercise price.

(2) Calculated on the basis of the closing sale price per share of our Common Stock on December 31, 2001 (the last trading day of fiscal 2001) on the Nasdaq National Market of $6.94, minus the exercise price.

             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

         In January 2001, the Company entered into an employment agreement with Dr. Hoffman. The employment agreement provides for an annual base salary of $225,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors. In December 2001, the Board modified this agreement to increase Dr. Hoffman's annual base salary to $300,000. In addition, the employment agreement provides that Dr. Hoffman is eligible for a discretionary bonus in an amount equal to 35% of his base salary. The decision to award the bonus or modify the amount of the bonus is within the sole discretion of the Board of Directors.

         In October 2001, the Company entered into a separation agreement with Dr. Gerber in connection with the termination of Dr. Gerber's employment with the Company effective as of September 24, 2001. The separation agreement provides for severance pay of $256,781, which is equal to 52 weeks of Dr. Gerber's weekly base compensation. The severance pay will be paid in equal installments in accordance the Company's regular payroll cycle.

         In December 2001, the Company entered into employment agreement with Mr. Hart, which superseded the employment agreement entered into with him in January 2001. The employment agreement provides for an annual base salary of $300,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors. In addition, Mr. Hart is eligible for a discretionary bonus in an amount equal to 35% of his base salary. Also pursuant to the employment agreement, the Company agreed to grant Mr. Hart a stock option to purchase 100,000 shares of the Company's common stock under the Company's 2000 Equity Incentive Plan and a stock option to purchase 250,000 shares of the Company's common stock under the Company's 2002 Broad Based Equity Incentive Plan, following adoption of such plan by the Company's Board of Directors. The decision to award the bonuses or modify the amount of the bonuses is within the sole discretion of the Board of Directors.

         Each of the employment agreements with Dr. Hoffman and Mr. Hart provides that the executive's employment with the Company is at-will and may be altered or terminated by either the executive or the Company at any time. However, if the Company terminates the executive's employment without just cause or if the executive resigns for good reason, other than pursuant to a change in control, the executive will be entitled to receive: (a) his base salary for twelve months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of the executive's supplemental disability plan and, for Mr. Hart, supplemental life insurance plan for 24 months following the date of termination, and (d) payment of premiums for the executive's group health insurance COBRA continuation coverage for up to 12 months after the date of termination.

         Each of the employment agreements with Dr. Hoffman and Mr. Hart also provides that if the Company terminates the executive's employment without just cause or if the executive resigns for good reason, within one month prior to or 13 months following the effective date of a change in control, the executive will be entitled to receive: (a) his base salary for two years following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of the executive's supplemental disability plan and, for Mr. Hart, supplemental life insurance plan for 24 months following the date of termination, (d) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control, and (e) payment of premiums for the executive's group health insurance COBRA continuation coverage for up to 18 months after the date of termination. In addition, the vesting of any outstanding stock options issued to the executive shall be accelerated in full, and the time during which such options may be exercised will be extended to 24 months following the date of such change in control.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(2)

         The Compensation Committee of the Board of Directors (the "Committee") is composed of Dr. Jaffe and Mr. Edwards, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

         The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

         o The Company pays competitively with leading biotechnology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

         o The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operational goals and to generate rewards that bring total compensation to competitive levels.

         o The Company provides significant equity-based incentives for executive officers and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.


2001 EXECUTIVE COMPENSATION

         Base Compensation. Base salaries for executive officers are determined in part by the Committee in reliance on several pharmaceutical industry compensation surveys or the prevailing competitive salaries in the biotechnology sector for similar positions and by evaluating those salary standards against the achievement by the Company of its corporate goals. The compensation of the Company's executive officers was compared to equivalent data in the surveys and competitive market compensation levels to determine base salary. In March 2001, Dr. Hoffman's base salary was increased by 22%, and each of Mr. Hart's and Dr. Gerber's base salary was increased by 4%. These increases were due to the Company's performance in 2000 and the need to remain within the range of competitive salaries for comparable companies.

         Bonus Compensation. The Committee also provides executive officers and other senior managers of the Company the opportunity to earn annual cash bonuses. The actual bonus award earned depends on the extent to which the Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal--building stockholder value.

         Stock Options. The Company's stock option plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share along with stockholders of the Company in the benefits deriving from the long-term performance of the Company. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant

----------
(2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

change in responsibilities and occasionally, to achieve equity within a peer group. The Committee may grant additional stock options to executives to continue to retain such executives and provide incentives. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate results. In 2001, stock options were granted which become exercisable over a four-year period. These options were granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.


2001 CEO COMPENSATION

         Dr. Hoffman's base salary, bonus and grants of stock options were determined with the criteria described in the above sections of this report.
Dr. Hoffman's base salary was increased initially to $275,000 in March 2001. In December 2001, Dr. Hoffman was appointed Chairman of the Board of Directors of the Company and resigned from his position as President and Chief Executive Officer. Mr. Hart was appointed President and Chief Executive Officer of the Company. In connection with Dr. Hoffman's appointment as Chairman of the Board of Directors, Dr. Hoffman's base salary was increased to $300,000. Dr. Hoffman will continue to serve as an executive officer of the Company during the period Mr. Hart assumes his position as President and Chief Executive Officer.
Dr. Hoffman's salary is considered competitive based on a review of salary and benefit data conducted by the Company for similar transitions at comparable companies. Dr. Hoffman's fiscal 2001 cash bonus of $32,681 awarded in March 2001 was based upon achieving corporate goals, such as: obtaining Fast Track designation for RSR13 in brain metastases by the FDA, submitting the end-of-phase II Chemistry and Manufacturing Controls and non-clinical data to the FDA, initiating a Phase II study of RSR13 with chemotherapy and continued enrollment in the brain metastases study.

         The periodic stock option grants to Dr. Hoffman in March 2001 for 37,500 shares of Common Stock of the Company, and in July 2001 for 12,500 shares of Common Stock of the Company, each at 100% of fair market value on the date of grant, or $6.38 and $4.50 per share, respectively, also reflect the Board's assessment of the substantial contributions made by Dr. Hoffman to the growth and performance of the Company.

         In December 2001, Mr. Hart's base salary was increased to $300,000, effective retroactively to October 2001, in connection with his appointment as President and Chief Executive Officer. In addition, Mr. Hart was granted options to purchase 100,000 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $5.74 per share. Mr. Hart's base salary is considered competitive based on a review of compensation data for executive officers at similar companies.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS.

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above
$1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

                                             COMPENSATION COMMITTEE

                                             Marvin E. Jaffe, M.D.
                                             Mark G. Edwards

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Company's compensation committee consists of Dr. Jaffe and Mr. Edwards. None of the Company's executive officers serve as members of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company's Board of Directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(3)

         The following graph shows the total stockholder return of an investment of $100 in cash on March 28, 2000 for (i) the Company's Common Stock, (ii) Nasdaq Composite Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

               Comparison of Cumulative Total Return on Investment


                               [PERFORMANCE GRAPH]


TOTAL RETURN ANALYSIS
                                          3/28/2000               12/29/2000                 12/31/2001
                                          ---------               ----------                 ----------
ALLOS THERAPEUTICS, INC.                   $100.00                  $62.02                     $53.39

NASDAQ BIOTECHNOLOGY                       $100.00                  $93.73                     $78.54

NASDAQ COMPOSITE                           $100.00                  $51.11                     $40.35


----------
(3) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

         On September 24, 2001, the Company entered into a consulting agreement with Dr. Gerber, pursuant to which Dr. Gerber is required to provide consulting services as requested from time to time by the Company's executive officers. Dr. Gerber will receive $2,500 per day for the time he spends actually providing consulting services. The consulting agreement is for a term of one year from September 24, 2001, unless terminated earlier pursuant to its terms.

         On January 18, 2002, in connection with Mr. Hart's appointment to President, Chief Executive Officer and Secretary, the Company granted Mr. Hart stock options to purchase 250,000 shares of Common Stock of the Company at 85% of the fair market value of the Common Stock, based on the closing price reported on the Nasdaq National Market on the date prior to the date of grant, or $5.14 per share. The Board of Directors approved this exercise price based on the increase in the fair market value of the Common Stock from the date an agreement was reached to grant Mr. Hart the stock options in connection with his appointment as President, Chief Executive Officer and Secretary, and the date the stock options were actually granted.

         The Company has entered into agreements to indemnify its directors and executive officers which provide, among other things, that the Company will indemnify such executive officer or director for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding by reason of such person's position as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company or any other company or enterprise to which such executive officer or director serves at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                By Order of the Board of Directors

                                /s/ Michael E. Hart

                                Michael E. Hart
                                President, Chief Executive Officer and Secretary


March 20, 2002

                                                        PLEASE MARK YOUR     [X]
                                                        VOTES AS INDICATED
                                                        IN THIS EXAMPLE




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect five directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected.


FOR all nominees listed below                      WITHHOLD AUTHORITY
    (except as marked                           to vote for all nominees
  to the contrary below).                             listed below.
            [ ]                                            [ ]


 NOMINEES:  01 Stephen J. Hoffman, Ph.D.,M.D., 02 Michael E. Hart, 03 Donald J.
            Abraham, Ph.D., 04 Mark G. Edwards and 05 Marvin E. Jaffe, M.D.

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

--------------------------------------------------------------------------------



            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                                    FOR     AGAINST     ABSTAIN
PROPOSAL 2: To ratify selection of                  [ ]       [ ]         [ ]
            PricewaterhouseCoopers LLP
            as independent auditors of
            the Company for its fiscal
            year ending December 31, 2002.

By checking the box to the right, I consent to future access of the       [ ]
Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility. Please disregard if you have previously provided your consent decision.

            Dated
                 ---------------------------------------------------------------

            --------------------------------------------------------------------



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                                     SIGNATURE(S)

            Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

            Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

     INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME THE
                    BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET                                               TELEPHONE
http://www.eproxy.com/alth                            1-800-435-6710                                      MAIL
Use the Internet to vote your                 Use any touch-tone telephone to                      Mark, sign and date
proxy. Have your proxy card in                vote your proxy. Have your proxy                      your proxy card
hand when you access the web          OR      card in hand when you call. You will        OR              and
site. You will be prompted to enter           be prompted to enter your control                      return it in the
your control number, located in               number, located in the box below,                    enclosed postage-paid
the box below, to create and submit           and then follow the directions given.                      envelope.
an electronic ballot.


               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT www.allos.com

                            ALLOS THERAPEUTICS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                            FOR THE ANNUAL MEETING OF
                                  STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 2002

     The undersigned hereby appoints Stephen J. Hoffman and Michael E. Hart, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Allos Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Allos Therapeutics, Inc. to be held at the The Omni Interlocken Resort, 500 Interlocken Blvd., Broomfield, Colorado on Tuesday, April 23, 2002 at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


                            (CONTINUED ON OTHER SIDE)


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